EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 1998 which appears on page 33 of the 1998 Annual Report to Shareholders of Precision Castparts Corp., which is incorporated by reference in the Precision Castparts Corp.'s Annual Report on Form 10-K for the year ended March 29, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 33 of such Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
October 7, 1998